SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): April 20, 2001

                             COVINGHAM CAPITAL CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
          -------------------------------------------------------------
         (State or other jurisdiction of Incorporation or organization)


     33-3378-D                                             51-0401125
------------------------                    -----------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


174 E. Dorchester Drive, Salt Lake City, Utah               84103
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(Address of principal executive offices)                 (Zip Code)

                                 (801) 521-0880
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              (Registrant's telephone number, including area code)

              Covingham Capital Corporation - (a Utah Corporation)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER INFORMATION

(A)  ANNUAL MEETING OF SHAREHOLDERS.
     ------------------------------

     On April 14, 2001, the Annual Meeting of shareholders (the "Annual Meeting") was held for the purpose of:

     1.   To elect one (1) director for the term of one year.

     2. To ratify the appointment of HJ & Associates, LLC as the Company's independent accountants for the fiscal year 2001.

     3. To consider and vote upon the proposed 1-for-10 reverse split of the outstanding shares of the Common Stock of the Company;

     4. To consider and vote upon a proposed change in the Company's state of incorporation from Utah to Delaware.

     As of the Record Date, March 14, 2001, there were 36,979,163 shares entitled to vote of which 25,228,945 shares were present at the meeting in person or by proxy.

     Election of 5 Directors.
     -----------------------

     At the Annual Meeting, the shareholders elected 1 director, Gregory J. Chachas, to serve until the next annual meeting of Shareholders and until his successor is duly elected and qualified. There were 25,228,945 shares voting in favor of the election of said director. Therefore Mr. Chachas was elected.

     Appointment of Independent Accountants.
     --------------------------------------

     At the Annual Meeting, the shareholders also approved the ratification of appointment of HJ & Associates, LLC as the Company's independent accountants for the fiscal year 2001. There were 25,228,945 shares voting in favor of the proposal, no shares voting against or abstaining. The proposal passed.

     1-for-10 Reverse Split (Amendment to Article of Incorporation)
     --------------------------------------------------------------

     At the Annual Meeting, the shareholders also approved the amendment to the Articles of Incorporation to effectuate a 1-for-10 reverse split of the outstanding shares of the Common Stock of the Company. The Certificate of Amendment provides that no shareholder's holdings who held more that 50 shares will be reduced below 50 shares as a result of such reverse split. There were 25,113,545 shares voting in favor of the proposal, 15,400 shares voting against the proposal and 100,000 shares abstaining to vote. The proposal passed and the Certificate of Amendment was effective as of April 19, 2001, upon the filing of the same with the Utah Secretary of State. A copy of the Certificate of Amendment is attached hereto and incorporated herein by this reference. See
Exhibit Index.

     As a result of the 1-for-10 reverse split, adjustments pursuant to the Certificate of Amendment and for the rounding up of all fractional shares to the next whole share, there are now issued and outstanding a total of 3,697,924 shares of common stock.

     Change of Domicile from Utah to Delaware
     ----------------------------------------

     At the Annual Meeting, the shareholders also approved the proposal to change the Company's state of incorporation from Utah to Delaware. There were 25,113,545 shares voting in favor of the proposal, 10,000 shares voting against the proposal and 105,400 shares abstaining to vote. See "Reincorporation in Delaware" below.

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(B)  REINCORPORATION IN DELAWARE
     ---------------------------

     On April 14, 2001, at the Annual Meeting of Shareholders, the shareholders approved a reincorporation in Delaware through a merger of Covingham Capital Corp., a Utah corporation (the "Company"), with and into its wholly owned subsidiary, Covingham Capital Corp., a Delaware corporation ("Covingham Delaware").

     The reincorporation became effective on April 20, 2001. The reincorporation effects only a change in the legal domicile of the Company. It did not result in any change of the name, business, management, employees, fiscal year, assets or liabilities of the Company. Pursuant to the Agreement and Plan of Merger between the Company and Covingham Delaware, each share of the Company's common stock, par value $0.001 per share, was automatically converted into one share of Covingham Delaware common stock, par value $0.001 per share.

     As a result of the reincorporation, the Certificate of Incorporation and Bylaws of Covingham Delaware shall be the Certificate of Incorporation and Bylaws of the Company. Copies of the Certificate of Incorporation and Bylaws of Covingham Delaware are attached hereto and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. The following exhibits are attached or incorporated by reference pursuant to Item 601 of Regulation S-B.

     Exhibit        Description
     -------        ------------------------------------------------------------
     2.1(+)         Agreement and Plan of Merger (Incorporated by reference from
                    Appendix A of the Company's  Definitive  Proxy  Statement on
                    Form DEF 14A, filed March 19, 2001);

     3.1(+) Articles of Incorporation of Covingham Capital Corp., a Utah corporation; (Incorporated from the Company's Form 10-KSB, filed October 17, 2000);

     3.1.2(+)(+)    Certificate of Amendment to the Articles of Incorporation as
                    filed with the Secretary of State of Utah on April 19, 2001.

     3.1.3(+)(+)    Certificate of Incorporation  of Covingham  Capital Corp., a
                    Delaware Corporation.

     3.2(+)         Restated   By-laws  of  Covingham   Capital  Corp.,  a  Utah
                    corporation; (Incorporated from the Company's Form 10-KSB, filed October 17, 2000);

     3.2.2(+)(+)    Bylaws of Covingham Capital Corp., a Delaware Corporation.

          (+) Previously filed.
          (+)(+) Filed herewith.

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                  Covingham Capital Corp.
                                                  (Registrant)


Dated: May 3, 2001                                /S/ Gregory J. Chachas
                                                  -----------------------------
                                                  By:  Gregory J. Chachas
                                                  Its: President and Secretary

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